Exhibit 10.1

1st amendment dated April 20, 2020 to the
Credit Facility Agreement in the amount of
EUR 50,000,000.00 dated July 27, 2017

IPG Laser GmbH
Siemensstraße 7
57299 Burbach         (the ”Borrower“)

and

Deutsche Bank AG
Filiale Deutschlandgeschäft
An den Dominikanern 11 – 27
50 668 Cologne        (the ”Bank”)

entered into an credit agreement (the „Credit Facility Agreement“) pursuant to which the Bank makes available a revolving umbrella credit facility to the Borrower (the “Credit Facility”) on the basis of the Bank’s General Business Conditions (Allgemeine Geschäftsbedingungen). With this 1st amendment dated April 20th , 2020 (the “1st Amendment”) the Credit Facility Agreement will be amended as follows:

§ 2 – UMBRELLA CREDIT FACILITY
(2) Term of the Facilities
The Facilities are available until Juli 31st, 2023 (“Term of the Umbrella-Credit Facility”).

(4) Definitions
The definition of “EONIA” will be supplemented by the following sentence: “If EONIA is less than zero, EONIA shall be deemed to be zero.”
The definition of “EURIBOR” will be supplemented by the following sentence: “If EURIBOR is less than zero, EURIBOR shall be deemed to be zero.”

§ 6 – INTEREST / COMMISSIONS / FEES

(1)  General

Page 2 of 1st amendment dated March 27, 2020 to the Credit Facility Agreement in the amount of EUR 50,000,000.00 dated July 27th, 2017

 (b) Credit Commission

        For holding available the Facility 1 and 2 the Bank charges a current credit commission in the  amount of 0.45% p.a. of the amount of Facility 1 and 2. If the Bank tolerates an overdraft of the amount of the respective Facility, despite its not being obliged to do so, the Bank will charge on the amount exceeding the amount of the respective Facility the credit commission in addition to the increased interest rate for overdrafts.

        The credit commission will be calculated on the basis 30/360 and is due quarterly in arrears  and upon termination of the Facility 1 and/or 2

        (c) Arrangement Fee
        deleted

(2)  Facility 1

        (a) Interest rate for current account cash advances
The calculation of interest rates for cash advances on current accounts will be based on the  following terms and conditions:
The rate of interest per annum for current account cash advances in Euro is the sum of the  monthly EONIA-average rate and the margin.
The margin is new 0.8% p.a. (old: 1.0% p.a.)
Interest will be calculated on the basis 30/360. Amounts will be due and payable quarterly in  arrears and upon termination of the Facility 1.
The monthly EONIA-average rate is the interest rate as determined by the Bank at the end of each month for that respective month as the monthly average of the European Over-Night In-dexed Average.

        (a) Interest for EURIBOR-Fixed Interst Loans
The rate of interest for Fixed Interest Loans in Euro is the percentage rate per annum which is  the sum of the applicable EURIBOR for the agreed interest period and the margin.
The margin is new 0.65% (old: 0.75 % p.a.).
Interest will be calculated by calendar days on the basis actual / 360. Interest is due and payable at the end of the respective interest period, in case of interest periods longer than six months  after six months and at the end of the respective interest period.

§ 10 - MISCELLANEOUS

(9) Expiration Date / Effectiveness/ Appropriation of existing utilizations

(a)The offer of the Bank to enter into this 1st Amendment expires on May 8th, 2020 (“Expira-tion Date”).

Page 3 of 1st amendment dated March 27, 2020 to the Credit Facility Agreement in the amount of EUR 50,000,000.00 dated July 27th, 2017
(b)This 1st Amendment becomes effective upon receipt by the Bank of this 1st Amendment on or prior to the Expiration Date duly signed by all parties.

All other Terms and Conditions of the Credit Facility Agreement remain unchanged.

Declaration according to the GwG

The Borrower hereby confirms the Bank by ticking the box or initial that with regard to the Credit Facility Agreement he is acting for his own account.

( ) IPG Laser GmbH

This 1st Amendment will be cited under the date first above written.

             Deutsche Bank AG
Filiale Deutschlandgeschäft

Cologne, April 20th, 2020   /s/ Anne Kirschbaum
/s/ Thomas Zwirbel

             IPG Laser GmbH

Burbach, April 22nd, 2020   /s/ Eugene A. Scherbakov
Place, Date     (legally binding signatures; please add the
             names of the signatories in blockletters)